UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2022, following approval of the Board of Directors of Ecoark Holdings, Inc. (the “Company”) and agreement between the Company and the holder as previously disclosed, the Company filed a Third Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations of Rights, Preferences and Limitations of Series A Convertible Redeemable Preferred Stock (the “Series A”) with the Nevada Secretary of State to: (i) increase the stated value of the Series A from $10,000 to $10,833.33; (ii) provide for the dividends payable under the Series A to be payable in common stock rather than cash effective beginning November 1, 2022, and (iii) reduce the conversion price of the Series A from $2.10 to the lesser of (1) $1.00 and (2) the higher of (A) 80% of the 10-day daily volume weighted average price and (B) $0.25.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the form thereof, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of the Series A and prior amendments thereto were previously disclosed on the Company’s Current Reports on Form 8-K filed on June 9, 2022, June 27, 2022, July 15, 2022 and November 29, 2022.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Third Certificate of Amendment to the Certificate of Designation for the Series A Convertible Redeemable Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 30, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May.
Randy S. May Chief Executive Officer

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